UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2022

Gaming and Leisure Properties, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Brandon Moore to Chief Operating Officer

On October 18, 2022, Gaming and Leisure Properties, Inc. (the “Company”) promoted Brandon Moore, the Company’s Executive Vice President, General Counsel and Secretary, to serve as the Company’s Chief Operating Officer. Mr. Moore will retain his responsibilities as General Counsel and Secretary of the Company, with no current change in his compensation arrangements.

Mr. Moore, age 48, joined the Company in 2014 as Senior Vice President and General Counsel and previously served as Vice President, Senior Corporate Counsel at Penn National Gaming, Inc. (now PENN Entertainment, Inc.) from February 2010 to 2014 where he was a senior member of the legal team responsible for a variety of transactional, regulatory and general legal matters. Prior to joining PENN Entertainment, Mr. Moore was Of Counsel at Ballard Spahr, LLP, a Philadelphia-based law firm where he provided advanced legal counsel to private and publicly-traded clients on a wide variety of legal, compliance and regulatory matters. He earned a B.S. in Finance with high distinction in 1996 from Pennsylvania State University and received his J.D. from the University of Pennsylvania Law School in 1999.

Mr. Moore has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Promotion of Desiree Burke to Chief Financial Officer

On October 18, 2022, the Company promoted Desiree Burke, the Company’s Senior Vice President, Chief Accounting Officer and Treasurer, to serve as the Company’s Chief Financial Officer. Ms. Burke will retain her responsibilities as Treasurer of the Company, with no current change in her compensation arrangements.

Ms. Burke, age 57, joined the Company in 2014 as Senior Vice President and Chief Accounting Officer. Previously, Ms. Burke served as Vice President and Chief Accounting Officer at PENN Entertainment since November 2009. She also served as Penn National’s Vice President and Corporate Controller from November 2005 to October 2009. Prior to joining Penn National, Ms. Burke was Executive Vice President/Director of Financial Reporting and Control for MBNA America Bank, N.A. Ms. Burke is a CPA and earned a Masters in Accounting from Widener University in 1996 and a Bachelor’s Degree in Accounting from the University of Delaware in 1987.

Ms. Burke has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between her and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2022	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Peter M. Carlino
	Name:	Peter M. Carlino
	Title:	Chairman of the Board and Chief Executive Officer

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